Ex. 99.77.O)
SCHEDULE A
FORM 10F-3 REPORT

1.           Name of Purchasing Fund:                                                                                          Burnham Fund

2.           Issuer:                                                                                             General Motors Corp.

3.           Date of Purchase:                                                                                                         11/18/10

4.           Underwriter from whom purchased:                                                                           Morgan Stanley, RBC Capital Markets

5.           Name of affiliated underwriter managing or participating in syndicate
(attach list of all members of syndicate):                                                                 Burnham Securities Inc.

6.           Aggregate principal amount of offering:                                                                   15,774,000,000

7.           Aggregate principal amount of purchases:  _______                                            688,700____________________

8.           Purchase price (net of fees and expenses):                                                              33

9.           Date offering commenced:                                                                                          11/18/10

10.           Offering price at close of first day on which any sales are made:                      34.26

11.           Commission, spread or profit:                                                                                  0.0075%
                                        $           15,655,695,000

12.Have the following conditions been satisfied?	Yes	No
a.       The securities are either part of an issue registered under the 1933 Act which is being offered to the public, part of an issue of government securities (as defined in Section 2(a)(16) of the 1940Act), or “Eligible Municipal Securities” (as defined in Rule 10f-3) or securities sold in either an Eligible Foreign Offering or Eligible Rule 144A Offering (as defined in Rule 10f-3)?
	YES__	_______
b. The securities were purchased prior to the end of the first day on which any sales were made?	YES__	_______
c.       The purchase price paid did not exceed the price paid by each other purchaser of securities in the offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering (as defined in Rule 10f-3), for any rights to purchase that are required by law to be granted to existing security holders of the issuer) and, if the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated?
	YES_	_______
d. The underwriting was a firm commitment underwriting?	YES_	_______
e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period?	YES_	_______
f.         If the securities are part of an issue registered under the 1933 Act that is being offered to the public or are purchased pursuant to an Eligible Foreign Offering or an Eligible Rule 144A Offering, has the issuer of the securities been in continuous operation for not less than three years, including the operations of any predecessors?
	YES_	_______
g.         If the offering is other than an Eligible Rule 144A Offering, did the amount of such securities purchased by all of the investment companies advised by the Advisor and its affiliates exceed 25% of the principal amount of the offering?
	_______	_NO_
h.         If the offering was an Eligible Rule 144A Offering, did the amount of such securities purchased by all of the investment companies advised by the Adviser exceed 25% of the total of (x) the principal amount of the offering of such class sold by members of the selling syndicate to Qualified Institutional Buyers, as defined in the Rule 144A(a)(1) under the 1933 Act, plus (y) the principal amount of the offering of such class in any concurrent public offering?
	_______	_NO_
i. No affiliated underwriter~~,~~ was a direct or indirect participant in the sale or benefited directly from the purchase?	YES_	_______
j.         If the securities to be purchased were determined by the Adviser to be Eligible Municipal Securities, the following information was relied upon by the Adviser in making such determination, original sources of which are attached to this form:
____________________________________________________________________________________________________N/A_____________________________________________________________________________________

Approved: /s/ Michael E. Barna _________________

                Date:  ______11/18/10___________________

Board of Trustees Review Date:  _____3/8/11_______

Table of Contents

Filed Pursuant to

Rule 424(b)(1)

Registration No. 333-168919

PROSPECTUS

478,000,000 Shares

                                                                                                  G E N E R A L  M O T O R S  C O M P A N Y

Common Stock

Selling stockholders, including the United States Department of the Treasury, are offering 478,000,000 shares of our common stock. We are not selling any shares of our common stock in this offering. We will not receive any proceeds from the sale of the shares by the selling stockholders.

Currently, no public market exists for our common stock. The public offering price of our common stock is $33.00 per share. Our common stock has been approved for listing on the New York Stock Exchange under the symbol "GM". The Toronto Stock Exchange has conditionally approved the listing of our common stock tinder the symbol "GMM", subject to our fulfilling all of the requirements of the Toronto Stock Exchange.

The selling stockholders have granted the underwriters an option to purchase up to an additional 71,700,000 shares of common stock to cover overallotments at the public offering price, less the underwriting discount, Within 30 days from the date of this prospectus.

Concurrently with this offering, we are also making a public offering of 87,000,000 shares of our Series B preferred stock. In that offering, we have granted the underwriters an option to purchase up to an additional 13,000,000 shares of Series B preferred stock to cover over-allotments. We cannot assure you that the offering of Series B preferred stock will be completed or, if completed, on what terms it will be completed. The closing of this offering is not conditioned upon the closing of the offering of Series B preferred stock, but the closing of our offering of Series B preferred stock is conditioned upon the closing of this offering.

Investing in our common stock involves risks. See "Risk Factors" beginning on page 16 of this prospectus.

Per Share                              Total

Public offering price                                                                                                                $33.0000                            $     15,774,000,000

Underwriting discounts and commissions                                                                          $  0.2475                            $          118,305,000

Proceeds, before expenses, to the selling stockholders                                                    $32.7525                            $     15,655.695,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to investors on or about November 23, 2010.

Morgan Stanley                                                    J.P. Morgan                                        BofA Merrill Lynch                                              Citi

Barclays Capital                                                              Credit Suisse                                                       Deutsche Bank Securities

Goldman, Sachs & Co.                                                                                                                        RBC Capital Markets

Bradesco BBI                                                           CIBC                                                                COMMERZBANK

BNY Mellon Capital Markets, LLC                                                         ICBC International                                                        Itaú BBA                   Lloyds TSB Corporate Markets

CICC Loop Capital Markets                                              The Williams Capital Group, L.P.                                                       Soleil Securities Corporation

The date of this prospectus is November 17, 2010.

Table of Contents

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of Ill is prospectus, the underwriters named below, for whom Morgan Stanley & Co. Incorporated and J.P. Morgan Securities LLC are acting as representatives, have severally agreed to purchase, and the selling stockholders have agreed to sell to them, severally, the number of shares of common stock indicated below:

Name                                                                                                                                       Number of Shares

Morgan Stanley & Co. Incorporated                                                                                                                                     76,480,000

J.P. Morgan Securities LLC                                                                                                                                           76,480,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated                                                                                                            35,508,571

Citigroup Global Markets Inc.                                                                                                                                               35,508,571

Barclays Capital Inc.                                                                                                                                                             35,508,571

Credit Suisse Securities (USA) LLC                                                                                                                                        35,508,571

Deutsche Batik Securities Inc.                                                                                                                                               35,508,571

Goldman, Sachs & Co.                                                                                                                                                          35,508,571

RBC Capital Markets Corporation                                                                                                                                       35,508,571

Banco Bradesco BBI S.A.                                                                                                                                                     12,547,500

CIBC World Markets Corp.                                                                                                                                                 12,547,500

Commerz Markets LLC                                                                                                                                                       12,547,500

BNY Mellon Capital Markets, LLC                                                                                                                                        4,331,875

ICBC International Securities Limited                                                                                                                                    4,331,875

Itau BBA USA Securities, Inc.                                                                                                                                                4,331,875

Lloyds TSB Bank plc                                                                                                                                                             4,331,875

China International Capital Corporation I-long Kong Securities Limited                                                                               2,143,033

Loop Capital Markets LLC                                                                                                                                                   2,143,033

The Williams Capital Group, L.P.                                                                                                                                         2,143,033

Solcil Securities Corporation                                                                                                                                                      84,569

Scotia Capital (USA) Inc.                                                                                                                                                     2,143,033

Piper Jaffray & Co.                                                                                                                                                              2,143,033

SMBC Nikko Capital Markets Limited                                                                                                                                 2,143,033

Sanford C. Bernstein & Co., LLC                                                                                                                                           847,273

CastlcOnk Securities, L.P.                                                                                                                                                      847,273

C.L. King & Associates, Inc.                                                                                                                                                  847,273

FBR Capital Markets & Co.                                                                                                                                                   847,273

Gardner Rich, LLC                                                                                                                                                                 847,273

Lebenthal & Co., LLC                                                                                                                                                           847,273

M. R. Beal & Company                                                                                                                                                         847,273

Muriel Siebert & Co., Inc.                                                                                                                                                     847,273

Samuel A. Ramirez & Company. Inc.                                                                                                                                    847,273

Cabrera Capital Markets, LLC                                                                                                                                              600,000

CF Global Trading LLC                                                                                                                                                        334,600

CRT Investment Banking LLC                                                                                                                                                7,179

Total                                                                                                                                                                            478,000,000

The underwriters are offering the shares of common stock subject to their receipt and acceptance of the shares from the selling stockholders, subject to prior sale and subject to their right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to the approval of certain

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